EXHIBIT 21.1

                         HEALTHPLAN SERVICES CORPORATION

                                 SUBSIDIARIES

               HEALTHPLAN SERVICES, INC. (FL)
                (D/B/A HCI HEALTHPLAN SERVICES; HPS SELECT BROKERAGE
                 SERVICES; HARRINGTON BENEFIT SERVICES; R. E. HARRINGTON, INC.)
                    HEALTHPLAN SERVICES INSURANCE AGENCY, INC. (MA)
                    HEALTHPLAN SERVICES INSURANCE AGENCY OF ILLINOIS, INC. (IL) HEALTHCARE INFORMATICS CORPORATION (FL)
                    GROUP BENEFIT ADMINISTRATORS INSURANCE AGENCY, INC. (MA) AMERICAN BENEFIT PLAN ADMINISTRATORS, INC. (CA)
                    PROHEALTH, INC. (DE)
                    (D/B/A HARRINGTON PROHEALTH OR PROHEALTH COMPCARE IN
                     SEVERAL STATES)
                    BENEFIT MANAGEMENT CONSULTANTS, INC. (MO)
                    EMPLOYEE BENEFITS SERVICES, INC. (LA)